Exhibit 10.1

SHAREHOLDERS AGREEMENT WAIVER

This Shareholders Agreement Waiver (this “Waiver”) is made and entered into effective as of August 23, 2019, by and among FinTech Investor Holdings II, LLC (“Sponsor”), International Money Express, Inc. (f/k/a FinTech Acquisition Corp. II) (the “Company”) and SPC Intermex Representative LLC (“Intermex Representative”).

WHEREAS, Sponsor, the Company and Intermex Representative and certain other stockholders of the Company have entered into that certain Shareholders Agreement, dated as of July 26, 2018 (as amended, the “Shareholders Agreement”); capitalized terms used but not defined herein shall have the meanings given to them in the Shareholders Agreement;

WHEREAS, Sponsor desires to distribute  (i) on the date hereof (the “First Release Date”), an aggregate of 394,793 shares (the “First Release Shares”) of the shares of the Common Stock held by Sponsor  and (ii) on October 15, 2019 (the “Second Release Date”), an aggregate of 394,785 shares (the “Second Release Shares”) of the shares of the Common Stock held by Sponsor, in each case, to those limited liability company members of Sponsor set forth on Exhibit A to this Waiver (the “Investors”) and in the amounts set forth on Exhibit A to this Waiver;

WHEREAS, each of the Investors have entered enter into separate Joinders to that certain Letter Agreement dated January 19, 2017 between certain stockholders of the Company and the Company (copies of which are attached as Exhibit B to this Waiver (the “Joinder Agreements”); and

WHEREAS, the Company, Sponsor and Intermex Representative, in accordance with Section 16 of the Shareholders Agreement, desire to waive certain provisions of the Shareholders Agreement with respect to Sponsor’s distribution of the First Release Shares and the Second Release Shares to the Investors.

NOW THEREFORE, the parties agree as follows:

1.
Waiver.   The provisions of Section 4 of the Shareholders Agreement are hereby waived, and shall not apply to, the Transfer by Sponsor to the Investors of (i) the First Release Shares on or after the First Release Date and (ii) the Second Release Shares on or after the Second Release Date.   In addition, the provisions of Section 6 of the Shareholders Agreement are hereby waived with respect to the foregoing transfers, it being understood that in no event shall the Investors be obligated to become a party to, or be bound by, the Shareholders Agreement in connection with their receipt of the First Release Shares or the Second Release Shares, respectively.   This Waiver shall not be deemed a waiver or consent with respect to any other Transfer under the Shareholders Agreement.

2.	This Waiver may be executed in two or more counterparts, and by facsimile or other electronic means, all of which shall be deemed an original and all of which together shall constitute one instrument.

3.
Except as specifically set forth in this Waiver, the terms and provisions of the Shareholders Agreement remain in full force and effect.  Nothing in this Waiver shall, or shall be construed as, waiving, amending or otherwise modifying any of the Joinder Agreements or the terms thereof.

[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

FINTECH INVESTOR HOLDINGS II, LLC

By: /s/ Amanda Abrams
Amanda Abrams, Manager

INTERNATIONAL MONEY EXPRESS, INC.

By: /s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

SPC INTERMEX REPRESENTATIVE LLC

By: /s/ Adam Godfrey
Name: Adam Godfrey
Title: Authorized Signatory

[Shareholders Agreement Waiver]

EXHIBIT A

[List of recipients and amounts of shares to be released]